STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

VIRTRA, INC.

NV

Job:C20161010-0110
October 10, 2016

Special Handling Instructions:
24 HOUR - STOCK SPLIT TTB EMAIL 10/10/16

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Stock Split	20160446462-75	10/7/2016 2:25:07 PM	1	$175.00	$175.00
24 Hour Expedite	20160446462-75	10/7/2016 2:25:07 PM	1	$125.00	$125.00
Total					$300.00

Payments

Type	Description	Amount
Credit	4761196124436637103094	$300.00
Total		$300.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1

VIRTRA, INC.

NV

090303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number
Barbara K. Cegavske	20160446462-75
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 10/07/2016 2:25 PM
	Entity Number E0417622016-9

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

VIRTRA, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

1.2 billion shares of common stock, par value $0.0001 per share (1 billion common; 50 million Class A common; 150 million Class B common); 50,000,000 shares of preferred stock, par value $0.0001 per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

120 million shares of common stock, par value $0.0001 per share (100 million common; 5 million Class A common; 15 million Class B common); 5,000,000 shares of preferred stock, par value $0.0001 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One new share of common stock in exchange for ten shares of currently issued and outstanding common stock (a 1:10 reverse stock split).

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares shall be rounded up to the nearest whole share.

7. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]

Signature of Officer

Chief Executive Officer

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.